EXHIBIT 99.2

Notice of Guaranteed Delivery To Exchange Shares of Unregistered Common Stock

of

DIANA CONTAINERSHIPS INC.

for

Shares of Registered Common Stock.

of

DIANA CONTAINERSHIPS INC.

Pursuant to the Prospectus dated                    , 2010

(Not to be used for Signature Guarantees)

This Notice of Guaranteed delivery, or a form substantially equivalent hereto, must be used to tender Original Shares in the Exchange Offer (as defined below) (i) if certificates (“Share Certificates”), evidencing shares of common stock, par value $0.01 per share (“Original Shares”), of Diana Containerships Inc., a Marshall Islands corporation (the “Company”), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to BNY Mellon Shareowner Services, as Exchange Agent (the “Exchange Agent”), prior to the Expiration Date (as defined in the Prospectus (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, or facsimile transmission to the Exchange Agent. Please see the section of the Prospectus entitled “The Exchange Offer—Procedures for Tendering.”

The Exchange Agent for the Offer is:

BNY Mellon Shareowner Services

By Facsimile Transmission (for Eligible Institutions only): 201-680-4626

Confirm by Telephone: 201-680-4860

By Mail:	By Hand or Overnight Courier:

BNY Mellon Shareowner Services Corporate Action Department PO Box 3301 South Hackensack, NJ 07606	BNY Mellon Shareowner Services Corporate Action Department 480 Washington Blvd., 27th Fl Jersey City, NJ 07310

For Information Call:

1-800-777-3674 for calls within the U.S., Canada and Puerto Rico or

201-680-6579 for calls outside of the U.S., Canada and Puerto Rico

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Diana Containerships Inc., a Marshall Islands corporation, upon the terms and subject to the conditions set forth in the Prospectus, dated , 2010 (the “Prospectus”), and the related Letter of Transmittal (which, together with the Prospectus and any amendments or supplements thereto, collectively constitute the “Exchange Offer”), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in the Prospectus under “The Exchange Offer-Guaranteed Delivery Procedures.”

Number of Shares:

Certificate Nos. (If Available):

☐Check this box if Shares will be delivered by book-entry transfer:

Book-Entry Transfer Facility

Account No.

Signature(s) of Holder(s)

Dated: , 200

Please Type or Print

Address

Zip Code

Daytime Area Code and Telephone No.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a participant in the Security Transfer Agents Medallion Program or an “eligible guarantor institution,” as such term is defined in Rule 17 Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to deliver to the Exchange Agent either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Exchange Agent’s account at The Depositary Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, confirmation of the book-entry transfer of such Shares in the Exchange Agent’s account and The Depositary Trust Company, together with an Agent’s Message (as defined in the Prospectus), in each case together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must delivery the Letter of Transmittal and certificates for Shares to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
Authorized Signature
Address:	Name:
Zip Code	Please Type or Print
Title:
Area Code and Tel. No.:	Dated: , 2010

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.

SHARE CERTIFICATES SHOULD BE SENT WITH YOUR

LETTER OF TRANSMITTAL.

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